Exhibit 10.38

COTY INC.

NONQUALIFIED STOCK OPTION AGREEMENT

     NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of [__________] (the “Date of Grant”), between Coty Inc., a Delaware corporation (the “Company”), and [__________] (the “Optionee”):

R E C I T A L S:

     The Company has adopted the Coty Inc. Stock Plan for Non-Employee Directors (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

     The Company has determined that it is in the best interests of the Company and its stockholders to grant the option provided for herein to the Optionee pursuant to the Plan and the terms set forth herein as an increased incentive to contribute to the Company’s future success and prosperity.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Grant of the Option. (a) The Company hereby grants to the Optionee, an option (the “Option”) which permits the Optionee to purchase all or any part of an aggregate of [__________] Shares ([__________]) at a purchase price of U.S. $[__________] per share (the “Exercise Price”). The Option granted hereby is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option.

     2. Vesting. (a) Subject to subparagraph (b) below and Section 4 hereof, one-third (1/3) of the Option shall become exercisable as of each of the first, second and third anniversaries of the Date of Grant. At any time, the “Vested Portion” of the Option means that portion which (i) shall have become exercisable pursuant to the terms of this Agreement and (ii) shall not have been previously exercised.

     (b) Notwithstanding the provisions of subparagraph (a) above, the Committee may at any time, in its sole discretion, accelerate the vesting and exercisability of any unvested portion of the Option.

     3. Exercise of Option. (a) Subject to the provisions of the Plan and this Agreement (including Section 3(e) and Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only and only in lots of [__________] or more Shares. In no event shall the Option be exercisable on or after the Expiration Date.

     (b) To the extent set forth in subparagraph (a) above, the Option may be exercised by delivering to the Company at its principal office written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax. The payment of the Exercise Price shall be made (i) in cash or (ii) by certified check or bank draft payable to the order of the Company or (iii) by tendering Shares which have been owned by the Optionee for at least six months (which are not the subject of any pledge or other security interest) or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the Exercise Price. The payment of withholding tax shall be subject to the Plan.

     (c) Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange, that the Committee shall in its sole discretion determine to be necessary or advisable.

     (d) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or cause to be issued as promptly as practicable certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

     (e) Notwithstanding the foregoing, the provisions of this Section 3(e) shall apply to the Option prior to an initial public offering of the Shares (the “IPO”) and terms not defined herein shall be as defined in the Coty Inc. Long-Term Incentive Plan (the “LTIP”). Upon becoming exercisable in accordance with Sections 2 or 4 of this Agreement, the Option may be exercised prior to the IPO only as of a Valuation Date. Upon a valid exercise of all or any portion of the Option as of any Valuation Date prior to the IPO, the Optionee shall receive from the Company, in lieu of any Shares, only a payment in cash equal to the excess, if any, of the Fair Market Value, as of the Valuation Date of exercise, of the Shares underlying the Option or portion thereof so exercised over the aggregate exercise price of such Option or portion thereof. Payment of such amount shall be made as promptly as practicable after Fair Market Value is determined and shall extinguish any further obligation of the Company in respect of such Option or portion thereof. Prior to the IPO, the Company shall not deliver Shares upon exercise of the Option.

     4. Termination of Service. (a) Subject to subparagraph (c) below, in the event that the Optionee’s service as a director of the Company is terminated by reason of (i) death, (ii) Disability (as defined in the LTIP) or (iii) he or she having reached the mandatory retirement age specified in the Company’s Bylaws, the unvested portion of the Option shall vest and such portion of the Option shall remain exercisable until the end of the first year following such termination of service.

     (b) Subject to subparagraph (c) below, in the event that the Optionee’s service as a director of the Company is terminated for any reason other than those described in (a) above, any unvested portion of the Option as of the date of such termination shall be deemed canceled and forfeited on the date of Optionee’s termination of service as a director and the Vested Portion, if any, of the Option as of the date of such termination shall remain exercisable for a period of ninety (90) days following such termination of service as a director, and shall thereafter be deemed canceled and forfeited.

     (c) Notwithstanding the foregoing, (i) the Committee may, but shall not be required to, provide at any time that any portion of the Option may be exercised after the periods provided for in this Section 4, but in no event on or after the Expiration Date and (ii) no provision in this Section 4 shall extend the exercise period of the Option beyond or to include the Expiration Date.

     5. Change of Control. Upon a Change of Control (as defined in the LTIP) of the Company, the unvested portion of the Option shall vest.

     6. No Right to Continued Service; No Rights as a Stockholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to continued service as a director of the Company. The Optionee shall not have any rights as a stockholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

     7. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or his Successor will make or enter into such written representations,

warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, with the Company’s Insider Trading Policy or as the Company otherwise deems necessary or advisable.

     8. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

     9. Option Subject to Plan. The Option is subject to the Plan including, without limitation, the terms of the Company’s Insider Trading Policy incorporated therein. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan and the Company’s Insider Trading Policy.

COTY INC.

By
Name:	Peter Harf
Title:	Chairman

OPTIONEE

Name: